                                                                    Exhibit 23.3


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1990 Incentive Stock Option Plan and the 1997 Incentive Stock Option Plan of Flashpoint, Inc. of our report dated November 10, 2000 with respect to the financial statements of Checkpoint Security Services Limited, for the year ended April 30, 1998 included in Bottomline Technologies (de), Inc.'s Current Report on Form 8-K/A, dated November 13, 2000, filed with the Securities and Exchange Commission.


                                        /s/ Smith & Williamson

November 20, 2000
Guildford, England